FOR IMMEDIATE RELEASE	Exhibit 99.1

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary W. Hanson
(602) 286-1530	(602) 286-1777

Michelle Clemente
(602) 286-1533

WESTERN REFINING REPORTS FOURTH QUARTER AND FULL YEAR 2016 RESULTS

EL PASO, Texas - February 28, 2017 - Western Refining, Inc. (NYSE: WNR) today reported results for the fourth quarter ended December 31, 2016. The Company reported a fourth quarter 2016 net loss attributable to Western of $9.6 million, or $(0.09) per diluted share, as compared to net income of $13.5 million, or $0.14 per diluted share for the fourth quarter of 2015. Net loss attributable to Western, excluding special items, was $7.8 million, or $(0.07) per diluted share. This compares to fourth quarter 2015 net income, excluding special items, of $52.2 million, or $0.56 per diluted share. A reconciliation of reported earnings and description of special items can be found in the accompanying financial tables.
For full year 2016, net income attributable to Western was $124.9 million, or $1.24 per diluted share compared to full year 2015 net income attributable to Western of $406.8 million, or $4.28 per diluted share.
Jeff Stevens, Western's Chief Executive Officer, said, "Western had a successful 2016 despite a volatile crude oil price environment and challenging fourth quarter. There was pressure on refining margins throughout 2016 which were considerably below the highs we saw in 2015 and crude oil price differentials also remained narrow. However, we had good, reliable operations at our refineries and completed a major turnaround at our St. Paul Park refinery resulting in additional crude oil flexibility and increased capacity. Additionally, our Retail operations achieved record levels in total fuel volumes and merchandise sales in 2016."
Stevens continued, "Western invested $141 million in discretionary capital during the year to enhance our crude oil flexibility, throughput, and improve product yields at our St. Paul Park refinery and to enhance our logistics capabilities in the Permian, San Juan and Williston Basins. In the Permian and San Juan Basins, we continued to expand our fully integrated crude oil pipeline logistics system and are able to move crude oil south to either our El Paso refinery or eastward to Midland and the Gulf Coast. Additionally, we continued to balance capital investment with returning cash to shareholders. In 2016, we returned approximately $228 million in cash to shareholders through dividends and share repurchases."
Stevens concluded, "As we begin 2017, we are looking forward to the completion of the pending Tesoro transaction. Meanwhile, we remain focused on safe and reliable operations while emphasizing operational efficiencies and managing our costs. We will also continue to maximize the benefits of our investment in Western Refining Logistics. Overall, we have expanded and enhanced our asset base which provides maximum flexibility in these volatile business conditions."
Conference Call Information
A conference call is scheduled for Tuesday, February 28, 2017, at 10:00 am ET to discuss Western's financial results for the fourth quarter and full year ended December 31, 2016. A slide presentation will be available for reference during the conference call. The call, press release, and slide presentation can be accessed on the Investor Relations section on Western's website, www.wnr.com. The call can also be heard by dialing (866) 566-8590 or (702) 224-9819, passcode: 48866421. The audio replay will be available two hours after the end of the call through March 7, 2017, by dialing (800) 585-8367 or (404) 537-3406, passcode: 48866421.

Non-GAAP Financial Measures
In a number of places in the press release and related tables, we have excluded certain income and expense items from GAAP measures. The excluded items are generally non-cash in nature such as unrealized net gains and losses from commodity hedging activities and lower of cost or market inventory adjustments; however, other items that have a cash impact, such as gains or losses on disposal of assets are also excluded. We believe it is useful for investors and financial analysts to understand our financial performance excluding such items so that they can see the operating trends underlying our business. Readers of this press release should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that we report in accordance with GAAP.
About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. The Company operates refineries in El Paso, Gallup, New Mexico and St. Paul Park, Minnesota. The Company’s retail operations includes retail service stations and convenience stores in Arizona, Colorado, Minnesota, New Mexico, Texas, and Wisconsin, operating primarily through the Giant, Howdy’s, and SuperAmerica brands.
Western Refining, Inc. also owns the general partner and approximately 53% of the limited partnership interest of Western Refining Logistics, LP (NYSE:WNRL).
More information about Western Refining is available at www.wnr.com.
Cautionary Statement on Forward-Looking Statements
This communication contains certain statements that are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “may,” “will,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future,” “potential,” “intend,” “plan,” “assume,” “believe,” “forecast,” “look,” “build,” “focus,” “create,” “work” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the proposed merger, integration and transition plans, synergies, opportunities, anticipated future performance, expected share buyback program and expected dividends. In addition, the forward-looking statements contained herein include statements about: Western’s ability to continue safe and reliable operations at its refineries; Western's ability to achieve crude oil flexibility and improve product yields at the St. Paul Park refinery; Western's ability to enhance its logistics capabilities in the Permian, San Juan and Williston Basins; continued expansion of Western's crude oil pipeline logistics system and ability to ship crude oil to El Paso, Midland, and the Gulf Coast; the completion of the pending Tesoro transaction; Western's ability to remain focused on safe and reliable operations, to realize operational efficiencies, to manage its costs, and to realize benefits of its investment in WNRL; and Western's ability to achieve maximum flexibility in volatile business conditions.  There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. For example, the expected timing and likelihood of completion of the proposed merger, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed merger that could reduce anticipated benefits or cause the parties to abandon the transaction, the ability to successfully integrate the businesses, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the possibility that stockholders of Tesoro Corporation (“Tesoro”) may not approve the issuance of new shares of common stock in the merger or that stockholders of Western Refining, Inc. (“Western”) may not approve the merger agreement, the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Tesoro’s common stock or Western’s common stock, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Tesoro and Western to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies, the risk that the combined company may not buy back shares, the risk of the amount of any future dividend Tesoro may pay, and other factors. All such factors are difficult to predict and are beyond our control, including those detailed in Tesoro’s annual reports on Form 10-K, quarterly reports on Form 10-Q, Current Reports on Form 8-K and registration statement on Form S-4 filed with the SEC on December 14, 2016, as amended (the “Form S-4”) that are available on Tesoro’s website at http://www.tsocorp.com and on the SEC website at http://www.sec.gov, and those detailed in Western’s annual reports on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form  8-K that are available on Western’s website at http://www.wnr.com and on the SEC website at http://www.sec.gov. Tesoro’s and Western’s forward-looking statements are based on assumptions that Tesoro and Western believe to be reasonable but that may not prove to be accurate. Tesoro and Western undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, except as required by applicable law or regulation. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

No Offer or Solicitation:

This communication relates to a proposed business combination between Western and Tesoro. This announcement is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It:
This communication may be deemed to be solicitation material in respect of the proposed transaction between Tesoro and Western. In connection with the proposed transaction, Tesoro has filed with the SEC, and the SEC has declared effective, a registration statement on Form S-4 (Reg. No. 333-215080), containing a joint proxy statement/prospectus of Tesoro and Western, which proxy statement/prospectus was first mailed to Tesoro and Western stockholders on February 17, 2017. This communication is not a substitute for the registration statement, proxy statement/prospectus or any other documents that Tesoro or Western may file with the SEC or send to stockholders in connection with the proposed transaction. STOCKHOLDERS OF TESORO AND WESTERN ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE FORM S-4 AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS INCLUDED THEREIN, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain copies of these documents, including the proxy statement/prospectus, and other documents filed with the SEC (when available) free of charge at the SEC’s website, http://www.sec.gov. Copies of documents filed with the SEC by Tesoro will be made available free of charge on Tesoro’s website at http://www.tsocorp.com or by contacting Tesoro’s Investor Relations Department by phone at 210-626-6000. Copies of documents filed with the SEC by Western will be made available free of charge on Western’s website at http://www.wnr.com or by contacting Western’s Investor Relations Department by phone at 602-286-1530 or 602-286-1533.

Participants in the Solicitation:

Tesoro and its directors and executive officers, and Western and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Tesoro common stock and Western common stock in respect of the proposed transaction. Information about the directors and executive officers of Tesoro is set forth in the proxy statement for Tesoro’s 2016 Annual Meeting of Stockholders, which was filed with the SEC on March 22, 2016, and in the other documents filed after the date thereof by Tesoro with the SEC. Information about the directors and executive officers of Western is set forth in the proxy statement for Western’s 2016 Annual Meeting of Shareholders, which was filed with the SEC on April 22, 2016, and in the other documents filed after the date thereof by Western with the SEC. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

Consolidated Financial Data
We report our operating results in three business segments: refining, WNRL and retail.

•
Refining. Our refining segment owns and operates three refineries that process crude oil and other feedstocks primarily into gasoline, diesel fuel, jet fuel and asphalt. We market refined products to a diverse customer base including wholesale distributors and retail chains. The refining segment also sells refined products in the Mid-Atlantic region and Mexico.

•
WNRL. WNRL owns and operates terminal, storage, transportation and wholesale assets in the Southwest and terminal and storage assets in the Upper Great Plains region. WNRL's Southwest wholesale assets consist of a fleet of crude oil, asphalt and refined product truck transports and wholesale petroleum product operations. WNRL's primary customer is our refining segment. WNRL purchases its wholesale product supply from the refining segment and third-party suppliers.

•
Retail. Our retail segment operates retail convenience stores and unmanned commercial fleet fueling ("cardlock") locations located in the Southwest ("Southwest Retail") and Upper Great Plains ("SuperAmerica") regions. The retail convenience stores sell gasoline, diesel fuel and convenience store merchandise.

The following tables set forth our unaudited summary historical financial and operating data for the periods indicated below:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(In thousands, except per share data)
Statements of Operations Data
Net sales (1)	$2,115,325	$2,070,324	$7,743,213	$9,787,036
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (1)	1,721,812	1,706,406	5,978,811	7,521,375
Direct operating expenses (exclusive of depreciation and amortization) (1)	240,716	228,451	928,023	902,925
Selling, general and administrative expenses	51,204	55,437	217,861	225,245
Merger and reorganization costs	8,453	—	12,440	—
Loss (gain) and impairments on disposal of assets, net	(90)	208	(1,271)	51
Maintenance turnaround expense	19,404	836	47,137	2,024
Depreciation and amortization	55,456	52,845	216,787	205,291
Total operating costs and expenses	2,096,955	2,044,183	7,399,788	8,856,911
Operating income	18,370	26,141	343,425	930,125
Other income (expense):
Interest income	256	153	692	703
Interest and debt expense	(35,226)	(26,434)	(123,291)	(105,603)
Loss on extinguishment of debt	(3,916)	—	(3,916)	—
Other, net	7,152	1,604	24,964	13,161
Net income (loss) before income taxes	(13,364)	1,464	241,874	838,386
Provision for income taxes	13,613	6,034	(54,868)	(223,955)
Net income	249	7,498	187,006	614,431
Less net income (loss) attributable to non-controlling interests (2)	9,838	(6,047)	62,067	207,675
Net income (loss) attributable to Western Refining, Inc.	$(9,589)	$13,545	$124,939	$406,756
Basic earnings (loss) per share	$(0.09)	$0.14	$1.24	$4.28
Diluted earnings (loss) per share (3)	(0.09)	0.14	1.24	4.28
Dividends declared per common share	0.38	0.38	1.52	1.36
Weighted average basic shares outstanding	108,431	93,683	100,473	94,899
Weighted average dilutive shares outstanding	108,890	93,785	100,868	94,999

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(In thousands)
Economic Hedging Activities Recognized Within Cost of Products Sold
Realized hedging gain, net	$12,663	$41,374	$58,773	$93,699
Unrealized hedging loss, net	(22,976)	(8,160)	(77,674)	(50,233)
Total hedging gain (loss), net	$(10,313)	$33,214	$(18,901)	$43,466

Cash Flow Data
Net cash provided by (used in):
Operating activities	$105,870	$177,419	$383,747	$843,083
Investing activities	130,737	(157,392)	(226,342)	(191,846)
Financing activities	(234,122)	42,905	(661,326)	(309,894)
Capital expenditures	$65,872	$94,887	$300,969	$290,863
Cash distributions received by Western from:
NTI	$110,000	$37,047	$129,949	$135,365
WNRL	15,119	12,610	56,190	45,455
Other Data
Adjusted EBITDA (4)	$92,629	$203,614	$575,994	$1,298,124
Balance Sheet Data (at end of period)
Cash and cash equivalents			$268,581	$772,502
Restricted cash			—	69,106
Working capital			688,477	1,114,366
Total assets			5,560,397	5,833,393
Total debt and lease financing obligation			1,936,468	1,703,626
Total equity			2,296,960	2,945,906

(1)
Excludes $948.1 million, $3,558.4 million, $850.6 million and $3,869.8 million of intercompany sales; $948.1 million, $3,558.4 million, $850.6 million and $3,869.8 million of intercompany cost of products sold for the three and twelve months ended December 31, 2016 and 2015, respectively.

(2)
Net income (loss) attributable to non-controlling interests for the twelve months ended December 31, 2016 and 2015, consisted of income from NTI of $35.3 million and $186.5 million, respectively, and $(11.0) million for the three months ended December 31, 2015 with no comparable activity during the three months ended December 31, 2016. Net income attributable to non-controlling interest for the three and twelve months ended December 31, 2016 and 2015, consisted of income from WNRL of $9.8 million, $26.7 million, $5.0 million and $21.2 million, respectively.

(3)
Our computation of diluted earnings per share includes the dilutive effect of any unvested restricted shares units and phantom stock. If determined to be dilutive to period earnings, these securities are included in the denominator of our diluted earnings per share calculation. For purposes of the diluted earnings per share calculation, we assumed issuance of 0.5 million and 0.4 million restricted share units and phantom stock for the three and twelve months ended December 31, 2016, respectively. We assumed issuance of 0.1 million restricted share units for both the three and twelve months ended December 31, 2015.

(4)
Adjusted EBITDA represents earnings before interest and debt expense, provision for income taxes, depreciation, amortization, maintenance turnaround expense and certain other non-cash income and expense items. However, Adjusted EBITDA is not a recognized measurement under U.S. generally accepted accounting principles ("GAAP"). Our management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. In addition, our management believes that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Adjusted EBITDA generally eliminates the effects of financings, income taxes, the accounting effects of significant turnaround activities (that many of our competitors capitalize and thereby exclude from their measures of EBITDA) and certain non-cash charges that are items that may vary for different companies for reasons unrelated to overall operating performance.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for significant turnaround activities, capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	Adjusted EBITDA, as we calculate it, may differ from the Adjusted EBITDA calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally. The following table reconciles net income attributable to Western Refining, Inc. to Adjusted EBITDA for the periods presented:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(In thousands)
Net income (loss) attributable to Western Refining, Inc.	$(9,589)	$13,545	$124,939	$406,756
Net income (loss) attributable to non-controlling interests	9,838	(6,047)	62,067	207,675
Interest and debt expense	35,226	26,434	123,291	105,603
Provision for income taxes	(13,613)	(6,034)	54,868	223,955
Depreciation and amortization	55,456	52,845	216,787	205,291
Maintenance turnaround expense	19,404	836	47,137	2,024
Loss (gain) and impairments on disposal of assets, net	(90)	208	(1,271)	51
Loss on extinguishment of debt	3,916	—	3,916	—
Net change in lower of cost or market inventory reserve	(30,895)	113,667	(133,414)	96,536
Unrealized loss on commodity hedging transactions	22,976	8,160	77,674	50,233
Adjusted EBITDA	$92,629	$203,614	$575,994	$1,298,124

Adjusted EBITDA:
Western (1)	$55,892	$175,932	$450,836	$1,191,740
WNRL	36,737	27,682	125,158	106,384
Consolidated Adjusted EBITDA	$92,629	$203,614	$575,994	$1,298,124

	Three Months Ended
	December 31,
	2016		2015
	Western (1)	WNRL	Western (1)	WNRL
	(Unaudited)
	(In thousands)
Net income (loss) attributable to Western Refining, Inc.	$(20,503)	$10,914	$3,699	$9,846
Net income (loss) attributable to non-controlling interests	—	9,838	(11,043)	4,996
Interest and debt expense	28,868	6,358	19,743	6,691
Provision for income taxes	(13,559)	(54)	(5,727)	(307)
Depreciation and amortization	45,684	9,772	46,368	6,477
Maintenance turnaround expense	19,404	—	836	—
Loss (gain) and impairments on disposal of assets, net	1	(91)	229	(21)
Loss on extinguishment of debt	3,916	—	—	—
Net change in lower of cost or market inventory reserve	(30,895)	—	113,667	—
Unrealized loss on commodity hedging transactions	22,976	—	8,160	—
Adjusted EBITDA	$55,892	$36,737	$175,932	$27,682

	Twelve Months Ended
	December 31,
	2016		2015
	Western (1)	WNRL	Western (1)	WNRL
	(Unaudited)
	(In thousands)
Net income attributable to Western Refining, Inc.	$85,027	$39,912	$365,338	$41,418
Net income attributable to non-controlling interests	35,323	26,744	186,520	21,155
Interest and debt expense	97,319	25,972	82,496	23,107
Provision for income taxes	54,162	706	223,908	47
Depreciation and amortization	183,909	32,878	184,356	20,935
Maintenance turnaround expense	47,137	—	2,024	—
Loss (gain) and impairments on disposal of assets, net	(217)	(1,054)	329	(278)
Loss on extinguishment of debt	3,916	—	—	—
Net change in lower of cost or market inventory reserve	(133,414)	—	96,536	—
Unrealized loss on commodity hedging transactions	77,674	—	50,233	—
Adjusted EBITDA	$450,836	$125,158	$1,191,740	$106,384

(1)	Our presentation of Adjusted EBITDA for Western excludes the results of WNRL for all periods presented.

Consolidating Financial Data
The following tables set forth our consolidating historical financial data for the periods presented below.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(In thousands)
Operating Income
Refining	$18,807	$30,126	$357,610	$930,531
WNRL	27,039	14,340	70,095	55,794
Retail	3,953	4,923	25,146	41,279
Other	(31,429)	(23,248)	(109,426)	(97,479)
Operating income	$18,370	$26,141	$343,425	$930,125
Depreciation and Amortization
Refining	$39,388	$36,192	$150,989	$142,108
WNRL	9,772	9,568	39,242	35,384
Retail	5,571	5,940	23,193	23,197
Other	725	1,145	3,363	4,602
Depreciation and amortization expense	$55,456	$52,845	$216,787	$205,291
Capital Expenditures
Refining	$48,182	$73,335	$248,863	$201,249
WNRL	4,783	13,485	29,161	65,635
Retail	11,780	7,720	20,308	20,895
Other	1,127	347	2,637	3,084
Capital expenditures	$65,872	$94,887	$300,969	$290,863
Balance Sheet Data (at end of period)
Cash and cash equivalents
Western, excluding WNRL			$253,929	$727,897
WNRL			14,652	44,605
Cash and cash equivalents			$268,581	$772,502
Total debt
Western, excluding WNRL			$1,569,273	$1,212,927
WNRL			313,032	437,467
Total debt			$1,882,305	$1,650,394
Total working capital
Western, excluding WNRL			$705,667	$1,078,574
WNRL			(17,190)	35,792
Total working capital			$688,477	$1,114,366

Refining

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(In thousands, except per barrel data)
Statement of Operations Data:
Net sales (including intersegment sales) (1)	$1,906,648	$1,818,753	$6,918,931	$8,777,196
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (7)	1,688,665	1,619,368	5,831,811	7,176,706
Direct operating expenses (exclusive of depreciation and amortization)	126,776	116,315	472,128	459,996
Selling, general and administrative expenses	13,608	15,863	59,239	65,422
Loss and impairments on disposal of assets, net	—	53	17	409
Maintenance turnaround expense	19,404	836	47,137	2,024
Depreciation and amortization	39,388	36,192	150,989	142,108
Total operating costs and expenses	1,887,841	1,788,627	6,561,321	7,846,665
Operating income	$18,807	$30,126	$357,610	$930,531
Key Operating Statistics
Total sales volume (bpd) (2)	314,391	336,617	312,699	338,403
Total refinery production (bpd)	250,254	254,321	256,177	256,197
Total refinery throughput (bpd) (3)	252,063	255,847	258,023	258,322
Per barrel of throughput:
Refinery gross margin (4) (5) (7)	$9.36	$8.35	$11.45	$16.93
Refinery gross margin, excluding LCM adjustment (4) (5) (7)	8.06	13.13	10.05	17.95
Direct operating expenses (6)	5.46	4.94	5.00	4.87
Mid-Atlantic sales volume (bbls)	1,549	1,759	7,239	8,356
Mid-Atlantic margin per barrel	$0.60	$1.61	$0.82	$0.46

El Paso Refinery

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	77,482	68,976	74,916	70,200
Diesel and jet fuel	55,561	48,972	55,793	54,082
Residuum	3,086	2,524	2,929	4,174
Other	3,755	5,964	4,747	4,872
Total refinery production (bpd)	139,884	126,436	138,385	133,328
Refinery throughput (bpd):
Sweet crude oil	104,276	99,765	104,454	105,064
Sour crude oil	27,657	22,634	26,612	22,949
Other feedstocks and blendstocks	9,374	5,459	8,805	7,064
Total refinery throughput (bpd) (3)	141,307	127,858	139,871	135,077
Total sales volume (bpd) (2)	148,971	144,423	148,808	148,897
Per barrel of throughput:
Refinery gross margin (4) (7)	$10.57	$9.55	$10.93	$16.48
Direct operating expenses (6)	3.86	4.22	3.82	4.02
Gallup Refinery

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	15,446	17,068	16,315	17,066
Diesel and jet fuel	7,654	7,569	7,574	7,994
Other	1,689	646	1,355	1,303
Total refinery production (bpd)	24,789	25,283	25,244	26,363
Refinery throughput (bpd):
Sweet crude oil	22,412	21,979	22,964	24,071
Other feedstocks and blendstocks	2,883	3,633	2,787	2,659
Total refinery throughput (bpd) (3)	25,295	25,612	25,751	26,730
Total sales volume (bpd) (2)	32,620	32,014	34,427	33,005
Per barrel of throughput:
Refinery gross margin (4) (7)	$11.45	$13.61	$12.23	$18.34
Direct operating expenses (6)	11.91	8.60	9.51	8.38

St. Paul Park Refinery

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	43,694	50,303	46,287	46,453
Diesel and jet fuel	31,808	35,033	30,767	33,356
Residuum	5,565	11,500	9,661	10,933
Other	4,515	5,766	5,833	5,764
Total refinery production (bpd)	85,582	102,602	92,548	96,506
Refinery throughput (bpd):
Light crude oil	38,187	55,116	49,794	55,612
Synthetic crude oil	28,434	15,571	17,516	13,127
Heavy crude oil	13,645	25,948	21,641	24,962
Other feedstocks and blendstocks	5,195	5,742	3,449	2,814
Total refinery throughput (bpd) (3)	85,461	102,377	92,400	96,515
Total sales volume (bpd) (2)	92,712	103,483	98,965	101,349
Per barrel of throughput:
Refinery gross margin (4) (7)	$5.54	$14.26	$9.17	$18.88
Direct operating expenses (6)	5.34	4.12	4.66	4.33

(1)
Refining net sales for the three and twelve months ended December 31, 2016 and 2015, includes $206.1 million, $547.4 million, $230.0 million and $1,078.2 million, respectively, in crude oil sales to third parties representing a period average of 46,990 bpd, 34,177 bpd, 59,344 bpd and 61,516 bpd, respectively.

(2)
Sales volume includes sales of refined products sourced primarily from our refinery production as well as refined products purchased from third parties. We purchase additional refined products from third parties to supplement supply to our customers. These products are similar to the products that we currently manufacture and represent 5.4%, 5.7%, 5.5% and 6.5% of our total consolidated sales volumes for the three and twelve months ended December 31, 2016 and 2015, respectively. The majority of the purchased refined products are distributed through our refined product sales activities in the Mid-Atlantic region where we satisfied our refined product customer sales requirements via a third-party supply agreement through December 31, 2016.

(3)	Total refinery throughput includes crude oil, other feedstocks and blendstocks.

(4)
Refinery gross margin is a per barrel measurement calculated by dividing the difference between net sales and cost of products sold by our refineries’ total throughput volumes for the respective periods presented. Net realized and net non-cash unrealized economic hedging gains and losses included in the combined refining segment gross margin are not allocated to the individual refineries. Cost of products sold does not include any depreciation or amortization. Refinery gross margin is a non-GAAP performance measure that we believe is important to investors in evaluating our refinery performance as a general indication of the amount above our cost of products that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of products sold) can be reconciled directly to our statement of operations. Our calculation of refinery gross margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

Our calculation of refinery gross margin excludes the sales and costs related to our Mid-Atlantic business that we report within the refining segment. The following table reconciles the sales and cost of sales used to calculate refinery gross margin with the total sales and cost of sales reported in the refining statement of operations data above:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(In thousands)
Refinery net sales (including intersegment sales)	$1,804,640	$1,715,670	$6,485,540	$8,177,250
Mid-Atlantic sales	102,008	103,083	433,391	599,946
Net sales (including intersegment sales)	$1,906,648	$1,818,753	$6,918,931	$8,777,196

Refinery cost of products sold (exclusive of depreciation and amortization)	$1,587,579	$1,519,117	$5,404,339	$6,580,591
Mid-Atlantic cost of products sold	101,086	100,251	427,472	596,115
Cost of products sold (exclusive of depreciation and amortization)	$1,688,665	$1,619,368	$5,831,811	$7,176,706
The following table reconciles combined gross profit for our refineries to combined gross margin for our refineries for the periods presented:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(In thousands, except per barrel data)
Net sales (including intersegment sales)	$1,804,640	$1,715,670	$6,485,540	$8,177,250
Cost of products sold (exclusive of depreciation and amortization)	1,587,579	1,519,117	5,404,339	6,580,591
Depreciation and amortization	39,388	36,192	150,989	142,108
Gross profit	177,673	160,361	930,212	1,454,551
Plus depreciation and amortization	39,388	36,192	150,989	142,108
Refinery gross margin	$217,061	$196,553	$1,081,201	$1,596,659
Refinery gross margin per refinery throughput barrel	$9.36	$8.35	$11.45	$16.93
Gross profit per refinery throughput barrel	$7.66	$6.81	$9.85	$15.43

(5)
Cost of products sold for the combined refining segment includes changes in the lower of cost or market inventory reserve shown in the table below. The reserve changes are also included in the combined refinery gross margin but are not included in those measures for the individual refineries. The following table calculates the refinery gross margin per refinery throughput barrel excluding changes in the lower of cost or market inventory reserve that we believe is useful in evaluating our refinery performance exclusive of the impact of fluctuations in inventory values:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(in thousands, except per barrel data)
Refinery gross margin	$217,061	$196,553	$1,081,201	$1,596,659
Net change in lower of cost or market inventory reserve	(30,246)	112,432	(131,954)	95,835
Refinery gross margin, excluding LCM adjustment	$186,815	$308,985	$949,247	$1,692,494
Refinery gross margin, excluding LCM adjustment, per refinery throughput barrel	$8.06	$13.13	$10.05	$17.95

(6)
Refinery direct operating expenses per throughput barrel is calculated by dividing direct operating expenses by total throughput volumes for the respective periods presented. Direct operating expenses do not include any depreciation or amortization.

(7)
Cost of products sold for the combined refining segment includes the net realized and net non-cash unrealized hedging activity shown in the table below. The hedging gains and losses are also included in the combined gross profit and refinery gross margin but are not included in those measures for the individual refineries.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(In thousands)
Realized hedging gain, net	$12,663	$41,374	$58,773	$93,699
Unrealized hedging loss, net	(22,976)	(8,160)	(77,674)	(50,233)
Total hedging gain (loss), net	$(10,313)	$33,214	$(18,901)	$43,466

WNRL
The WNRL financial and operational data presented includes the historical results of all assets acquired from Western in the St. Paul Park Logistics Transaction and the TexNew Mex Pipeline Transaction. These acquisitions from Western were transfers of assets between entities under common control. We have retrospectively adjusted historical financial and operational data of WNRL, for all periods presented, to reflect the purchase and consolidation of the purchased assets into WNRL.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(In thousands)
Net sales	$606,816	$575,897	$2,222,718	$2,599,867
Operating costs and expenses:
Cost of products sold	520,731	500,853	1,916,113	2,308,137
Direct operating expenses	43,833	44,611	174,936	175,767
Selling, general and administrative expenses	5,532	6,546	23,386	25,063
Gain and impairments on disposal of assets, net	(91)	(21)	(1,054)	(278)
Depreciation and amortization	9,772	9,568	39,242	35,384
Total operating costs and expenses	579,777	561,557	2,152,623	2,544,073
Operating income	$27,039	$14,340	$70,095	$55,794

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(In thousands, except per gallon/barrel data)
Pipeline and gathering (bpd):
Mainline movements:
Permian/Delaware Basin system	52,090	52,068	51,805	47,368
TexNew Mex system	7,790	14,566	9,543	12,302
Four Corners system (1)	49,278	60,115	53,204	56,079
Gathering (truck offloading) (bpd):
Permian/Delaware Basin system	16,809	21,865	17,662	23,617
Four Corners system	8,417	13,589	10,464	13,438
Terminalling, transportation and storage (bpd):
Shipments into and out of storage (includes asphalt)	568,288	377,698	441,865	391,842
Wholesale:
Fuel gallons sold	317,998	318,186	1,258,027	1,237,994
Fuel gallons sold to retail (included in fuel gallons sold, above)	81,521	78,780	332,214	314,604
Fuel margin per gallon (2)	$0.030	$0.026	$0.028	$0.030
Lubricant gallons sold	1,385	2,728	6,787	11,697
Lubricant margin per gallon (3)	$0.83	$0.77	$0.85	$0.73
Asphalt trucking volume (bpd)	5,518	—	4,727	—
Crude oil trucking volume (bpd)	40,586	39,675	38,582	45,337
Average crude oil trucking revenue per barrel	$2.12	$2.35	$2.16	$2.53

(1)
Some barrels of crude oil in route to Western's Gallup refinery and Permian/Delaware Basin are transported on more than one mainline. Mainline movements for the Four Corners and Delaware Basin systems include each barrel transported on each mainline.

(2)
Fuel margin per gallon is a function of the difference between fuel sales and cost of fuel sales divided by the number of total gallons sold less gallons sold to our retail segment. Fuel margin per gallon is a measure frequently used in the petroleum products wholesale industry to measure operating results related to fuel sales.

(3)
Lubricant margin per gallon is a measurement calculated by dividing the difference between lubricant sales, net of transportation charges, and lubricant cost of products sold by lubricant sales. Lubricant margin is a measure frequently used in the petroleum products wholesale industry to measure operating results related to lubricant sales.

Retail

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(In thousands, except per gallon data)
Statement of Operations Data:
Net sales (including intersegment sales)	$549,913	$526,234	$2,159,946	$2,279,737
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	460,468	436,727	1,789,269	1,906,048
Direct operating expenses (exclusive of depreciation and amortization)	70,107	67,525	281,039	267,079
Selling, general and administrative expenses	9,813	10,943	41,533	42,312
Loss (gain) and impairments on disposal of assets, net	1	176	(234)	(178)
Depreciation and amortization	5,571	5,940	23,193	23,197
Total operating costs and expenses	545,960	521,311	2,134,800	2,238,458
Operating income	$3,953	$4,923	$25,146	$41,279
Key Operating Statistics:
Southwest Retail:
Retail fuel gallons sold	99,602	90,733	394,925	357,835
Average retail fuel sales price per gallon, net of excise taxes	$1.80	$1.78	$1.70	$2.02
Average retail fuel cost per gallon, net of excise taxes	1.64	1.59	1.54	1.82
Retail fuel margin per gallon (1)	0.16	0.19	0.16	0.20
Merchandise sales	$81,057	$77,640	$330,244	$311,654
Merchandise margin (2)	30.1%	29.1%	29.4%	29.4%
Operating retail outlets at period end			259	258
Cardlock gallons sold	15,669	15,495	64,067	65,508
Cardlock margin per gallon	$0.120	$0.127	$0.122	$0.163
Operating cardlocks at period end			51	52
SuperAmerica:
Retail fuel gallons sold	75,738	76,811	306,825	304,484
Retail fuel margin per gallon (1)	$0.20	$0.23	$0.22	$0.23
Merchandise sales	87,774	87,343	367,737	366,401
Merchandise margin (2)	25.7%	24.6%	25.9%	25.6%
Company-operated retail outlets at period end			170	168
Franchised retail outlets at period end			115	109

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(In thousands, except per gallon data)
Net Sales
Retail fuel sales, net of excise taxes	$337,910	$326,576	$1,301,580	$1,442,147
Merchandise sales	168,831	164,983	697,981	678,055
Cardlock sales	29,777	26,453	104,079	127,413
Other sales	13,395	8,222	56,306	32,122
Net sales	$549,913	$526,234	$2,159,946	$2,279,737
Cost of Products Sold
Retail fuel cost of products sold, net of excise taxes	$307,739	$291,739	$1,170,348	$1,298,456
Merchandise cost of products sold	121,958	120,859	505,638	492,578
Cardlock cost of products sold	27,827	24,429	95,928	116,506
Other cost of products sold	2,944	(300)	17,355	(1,492)
Cost of products sold	$460,468	$436,727	$1,789,269	$1,906,048
Retail fuel margin per gallon (1)	$0.17	$0.21	$0.19	$0.22

(1)
Retail fuel margin per gallon is a measurement calculated by dividing the difference between retail fuel sales and cost of retail fuel sales for our retail segment by the number of gallons sold. Retail fuel margin per gallon is a measure frequently used in the convenience store industry to measure operating results related to retail fuel sales.

(2)
Merchandise margin is a measurement calculated by dividing the difference between merchandise sales and merchandise cost of products sold by merchandise sales. Merchandise margin is a measure frequently used in the convenience store industry to measure operating results related to merchandise sales.

Reconciliation of Special Items
We present certain additional financial measures below that are non-GAAP measures within the meaning of Regulation G under the Securities Exchange Act of 1934.
We present these non-GAAP measures to provide investors with additional information to analyze our performance from period to period. We believe it is useful for investors to understand our financial performance excluding these special items so that investors can see the operating trends underlying our business. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that we report in accordance with GAAP. These non-GAAP measures reflect subjective determinations by management and may differ from similarly titled non-GAAP measures presented by other companies.

	Three Months Ended
	December 31,
	2016	2015
	(In thousands, except per share data)
Reported diluted earnings (loss) per share	$(0.09)	$0.14
Income (loss) before income taxes	$(13,364)	$1,464
Special items:
Loss (gain) and impairments on disposal of assets, net	(90)	208
Merger and reorganization costs	8,453	—
Unrealized loss on commodity hedging transactions	22,976	8,160
Net change in lower of cost or market inventory reserve	(30,895)	113,667
Loss on extinguishment of debt	3,916	—
Earnings (loss) before income taxes excluding special items	(9,004)	123,499
Recomputed income taxes after special items (1)	11,029	(28,737)
Net income (loss) excluding special items	2,025	94,762
Net income attributable to non-controlling interests	9,795	42,572
Net income (loss) attributable to Western excluding special items	$(7,770)	$52,190
Diluted earnings (loss) per share excluding special items	$(0.07)	$0.56

(1)	We recompute income taxes after deducting special items and earnings attributable to non-controlling interests.